                                                                   Exhibit 10.36

                             DISTRIBUTION AGREEMENT


         THIS DISTRIBUTION AGREEMENT (the "Agreement") is effective as of the 25th day of April, 1996, by and between HELENA LABORATORIES (CANADA) LTD., ("Distributor"), with its principal place of business at Unit #2., 6725 Milcreek Drive, Mississauga, Ontario, L5N 5V3 Canada, and CHEMTRAK INCORPORATED, a Delaware corporation ("ChemTrak") with its principal place of business at 929 E. Arques Avenue, Sunnyvale, California 94086, USA for the purpose of defining the rights and duties of the parties in connection with the distribution by Distributor of ChemTrak's CholesTrak Total Cholesterol Test.

         NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. Capitalized terms shall have the meanings set forth in Exhibit A hereto.

         2. APPOINTMENT AND ACCEPTANCE.

            a. GRANT OF DISTRIBUTORSHIP RIGHTS.

                           (i) ChemTrak appoints Distributor, and Distributor
accepts such appointment, as the sole distributor for the Product in the Exclusive Markets in the Territory. ChemTrak shall not appoint any other distributor for the Product in the Exclusive Markets in the Territory and shall not itself Sell the Product in the Exclusive Markets in the Territory.

                           (ii) ChemTrak agrees to refer all bona fide inquiries
regarding the Sale of the Product in the Exclusive Markets in the Territory received by it to Distributor. Distributor shall refer to ChemTrak any inquiry which Distributor may receive from outside of the Exclusive Markets or the Territory for the purchase of Products or any other ChemTrak products.

              b. SALE OF COMPETING PRODUCTS BY DISTRIBUTOR. In consideration for the rights granted to Distributor pursuant to Section 2(a) above, Distributor agrees that during the term of this Agreement, it will not develop or contract to develop using ChemTrak's Proprietary Information (as defined in Section 8(b) of this agreement), manufacture, sell, license, lease or otherwise distribute any product that is directly competitive with the Product in the Exclusive Markets in the Territory.





                                       1.
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         3.       ORDERING, FORECASTS, DELIVERY AND ACCEPTANCE.

                  a. ORDERS. Within [*] the date of the signing of this Agreement, Distributor will provide to ChemTrak a purchase order covering the purchase of the Product [*]. Thereafter, beginning on [*] and on [*], Distributor will provide ChemTrak with an order for the [*] (such that on [*] an order is submitted for the [*], etc.). ChemTrak will accept or reject an order from Distributor within 15 days after receipt of the order. Accepted orders will be noncancellable. Once the order is accepted, Distributor will have the right to request an up to [*] increase or decrease in the size of the order by providing 30 days written notice to ChemTrak. Distributor may use its standard purchase order form to order products; however, any such form shall reference this Agreement and the terms and conditions of this Agreement will supersede any different or additional terms on such order.

                  b. DELIVERY. ChemTrak will use its best efforts, consistent with its obligations to other customers, to process and ship all orders in accordance with requested delivery dates. ChemTrak guarantees that the Product delivered to Distributor will have a minimum shelf life of [*]. All orders will be shipped freight [*] (as defined in Incoterms, Publ. No. 350 of the International Chamber of Commerce); risk of loss for the Product passes to [*]. If required, [*] will insure the shipments against damage to, or loss of, Products. Such insurance shall be at [*] expense and shall be paid for by [*] at the time of shipment. [*] shall make any claims for damage or loss in transit through the carrier and any insurance proceeds payable in respect of any loss incurred shall be paid to [*].

                  c. INSPECTION AND REJECTION. Distributor shall promptly upon receipt visually inspect all Products for obvious defects and for any damage done during shipment and may reject any Products which fail substantially to meet the Product Specifications. If Distributor does not reject a shipment of Products within 30 days of receipt, such shipment will be deemed to have been accepted, except for latent defects which are not reasonably detectable at the time of acceptance. Rejected shipments shall be returned freight collect to ChemTrak via a carrier designated by ChemTrak within 15 days of rejection. As promptly as possible after receipt by ChemTrak of properly rejected goods, ChemTrak shall repair or replace the rejected goods at ChemTrak's expense.

                  d. MINIMUMS. In consideration for the appointment as Distributor, Distributor will purchase the following minimum quantity of Products in the following periods; provided, however, that any excess amount purchased in a period may be applied to the required minimum amount in the next subsequent period:


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                                       2.
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
             TERM                                  PRODUCT QUANTITY
             ----                                  ----------------
Date of Agreement to 12/31/96                          [*]

12 months ending 12/31/97                              [*]

12 months ending 12/31/98                              [*]


Failure by Distributor to present purchase orders equal to any required minimum for the periods defined above shall be cause for termination by ChemTrak pursuant to Section 10(b) hereof or, alternatively, ChemTrak, at its sole option, may deem any such shortfall to have been ordered by Distributor.

                  e. FORECASTS; REPORTS. Distributor will provide [*] forecasts of sales [*], or any shorter remaining period of the Agreement, and shall update these forecasts on a [*] basis. Distributor will also provide quarterly reports of actual sales within 20 days of the end of each quarter. Names of customers, addresses, telephone numbers and purchase history, excluding individual retail customers, will be provided to ChemTrak upon termination of this Agreement.

         4.       PRICES AND PAYMENT TERMS.

                  a. PRICE. Distributor agrees to pay ChemTrak [*] per Bulk Unit and [*] per Bulk Unit for a bilingual Bulk Unit with Distributor supplied artwork.

                  b. PAYMENT TERMS.

                           (i) For the first [*] from the effective date of
this Agreement, all payments for Product shall be [*].

                           (ii) After the expiration of the initial six-months
period, all payments for Product shall be [*]. ChemTrak shall notify Distributor of the actual date of each shipment of Product at least 5 days in advance of such shipment.

                           (iii) [*] will pay all non-U.S. export charges,
import duties, any and all sales, use, excise, value added or other taxes or assessments imposed by any governmental authority upon or applicable to any sale to Distributor under this Agreement, and all costs and charges for transportation, brokerage, handling and insurance of the Products from the point of shipment.


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                                       3.
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         5.       MARKETING, REDISTRIBUTION.

                  a.       PROMOTION AND MARKETING.

                           (i) Distributor agrees to use diligent efforts to
Sell the Product and to include in all related advertising materials all reasonably applicable proprietary rights' notices and any other notices of ChemTrak as they appear on or in the Product.

                           (ii) For the first [*] from the effective date of
this Agreement, ChemTrak will provide, at Distributor's expense, packaging for the Product to be sold by Distributor in the Exclusive Markets in the Territory. After the expiration of such period, Distributor will be responsible for packaging the Product for resale in the Exclusive Markets in the Territory, including, without limitation, designing and producing all packaging materials and product inserts all in forms to be approved in writing by ChemTrak prior to first use of such materials by Distributor. ChemTrak will furnish Distributor with a reasonable supply of its sales literature, books, catalogues and the like in English in order to aid Distributor in effectively carrying out its activities under this Agreement. All such material so provided shall remain the property of ChemTrak and, upon request, Distributor will return same to ChemTrak. Distributor will translate all such materials used by Distributor to market the Product in the Territory into the language or languages necessary for proper marketing. Any such translations will be solely owned by ChemTrak and Distributor will use such translations solely in connection with the Sale of the Product in the Exclusive Markets in the Territory. Distributor will furnish a copy of each such translation to ChemTrak.

                           (iii) Distributor will maintain an inventory of
Product sufficient to provide replacement Product to its customers for any defective Product. Distributor will replace all defective Product returned to it by its customers, and return all such defective Product to ChemTrak. If the Product was returned by a customer because of some latent defect which was not reasonably detectable at the time of acceptance of the Product by Distributor, Distributor shall be entitled to the remedies provided in Section 3(c). In all other cases, Distributor shall replace the Product at its own expense.

                           (iv) Distributor will comply with all health
registration laws, regulations and orders of any government within the Territory and with all other governmental requirements applicable to its sales activities in the Territory with respect to the Product. Distributor will provide ChemTrak with all information it shall reasonably request, including copies of any filings made in connection therewith and any available Territory clinical data, in connection with Distributor's compliance with this paragraph. ChemTrak will, [AT DISTRIBUTOR'S EXPENSE], furnish Distributor with such assistance and cooperation as may reasonably be requested in connection with compliance with such governmental requirements, including without limitation providing to Distributor all available United States data for clinical trials performed by ChemTrak in connection with the Product.

                           (v) All expenses incurred by Distributor in
connection with the performance of its obligations hereunder will be borne solely by Distributor. Distributor will be


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                                       4.
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responsible for appointing its own employees, agents and representatives, who will be compensated by Distributor.

                           (vi) Distributor may provide promotional Products to
its customers free of charge.

                  b. TRADEMARKS. To the extent reasonably required by Distributor to perform its obligations pursuant to this Agreement, ChemTrak grants to Distributor a non-transferable, non-sublicensable, royalty-free license to use during the term of this Agreement the trademarks and trade names in listed in Exhibit D hereto (collectively the "ChemTrak Trademarks") with respect to the Product, solely in connection with Distributor's marketing and distribution of the Product in the Exclusive Markets in the Territory under this Agreement. Distributor acknowledges the validity of the ChemTrak Trademarks and ChemTrak's ownership thereof. Distributor may use its own brand name and logo on the Products in addition to or instead of the ChemTrak Trademarks in any manner approved by ChemTrak, such approval not to be unreasonably withheld.

         6.       PRODUCT WARRANTY.

                  a. ChemTrak warrants that the Product supplied by ChemTrak under this Agreement will be of merchantable quality, free from defects in materials and workmanship and will substantially conform to the Product Specifications for a period of time from shipment of Product to Distributor as is applicable to such Product Specifications. In no event shall ChemTrak be liable under this Agreement for any failure of any Product to meet the Product Specifications due to improper use, storage or shipment by Distributor or by anyone receiving the Product directly or indirectly from Distributor.

                  b. EXCEPT AS SET FORTH IN SECTION 6(a) ABOVE, CHEMTRAK MAKES NO WARRANTIES WITH RESPECT TO THE PRODUCT, EXPRESS OR IMPLIED, AND SPECIFICALLY, WITHOUT LIMITATION, CHEMTRAK DISCLAIMS ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SET FORTH ABOVE, CHEMTRAK NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME ANY LIABILITY OR WARRANTY IN CONNECTION WITH THE PRODUCT. IN THE EVENT OF ANY BREACH BY CHEMTRAK OF THE WARRANTY SET FORTH IN
SECTION 6(a) ABOVE, DISTRIBUTOR'S SOLE REMEDY WILL BE [*]. IN THE EVENT ANY LIABILITY IS IMPOSED ON CHEMTRAK [BY DISTRIBUTOR] FOR ANY REASON WHATSOEVER IN CONNECTION WITH ITS SUPPLY OF PRODUCT HEREUNDER, THE AGGREGATE AMOUNTS PAYABLE BY CHEMTRAK BY REASON THEREOF WILL NOT EXCEED [*].


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                                       5.
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                  c. If Distributor makes any warranty or representation
inconsistent with or in addition to the warranties stated in this Section 6, Distributor will, at its own expense, defend and hold ChemTrak harmless from any claim to the extent it is based upon such inconsistent or additional warranty or representation.

         7.       INDEMNITY.

                  Each party hereby agrees to indemnify, defend and hold the other party harmless from any third party claim, lawsuit, legal proceeding, settlement or judgement, including, without limitation, reasonable attorneys' fees and costs incurred in the defense of the same, resulting from or arising out of any death of or personal injury to any person due to the negligence, recklessness, or wilful misconduct of the other party or such other party's officers, employees or agents.

         8.       PROPRIETARY RIGHTS.

                  a. OWNERSHIP OF PROPRIETARY RIGHTS. ChemTrak will retain all of its fights or title to and ownership of all copyrights, trademarks, trade secrets, patents, and all other intellectual property embodied in the Product. Except as otherwise expressly provided in this Agreement, Distributor will have no right, rifle or interest in the intellectual property embodied in the Product.

                  b. CONFIDENTIAL INFORMATION. Each party agrees that it will treat accordingly all verbal and written communications from the other party which are designated, or which should reasonably be regarded in the normal commercial view, as constituting business secrets or proprietary information ("Proprietary Information"). Each party agrees to refrain from disclosing or making available to any third party any of the other party's Proprietary Information without the other party's written consent and to impose upon its employees and agents the same obligations with respect to the other party's proprietary information as it employs with respect to its own confidential information. No such obligations of confidence will extend to information which
(a) is publicly available; (b) is independently developed by the receiving party; (c) is already in the receiving party's possession; or (d) is rightfully received from a third party. The provisions of this Section 8 will survive the termination of this Agreement.

         9.       COMPLIANCE WITH LAWS.

                  a. EXPORT LAW COMPLIANCE. Distributor understands and recognizes that the Product and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations, as amended from time to time, related to the export of technical data and equipment and products produced therefrom. Distributor agrees to comply with all such regulations in connection with the distribution of the Product. Distributor agrees to cooperate with ChemTrak and to provide ChemTrak with such reasonable assistance, at no charge to ChemTrak, as is required in order to comply with the export administration regulations of the United States.




                                       6.
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                  b. FOREIGN CORRUPT PRACTICES ACT. Distributor hereby agrees that it will comply with the requirements of the U.S. Foreign Corrupt Practices Act, as amended from time to time, (the "Act") and will refrain from any payments to third parties which would cause Distributor or ChemTrak to violate the Act. Distributor hereby further agrees to indemnify and hold ChemTrak harmless from any breach of this Section .

                  c. LICENSES AND PERMITS. Distributor and ChemTrak will take all actions (including the preparation and filing of all requisite applications, certificates and the like) required by law with respect to, and will use their best efforts to obtain, any and all required non-U.S. governmental authorizations, including without limitation any import licenses and foreign exchange permits. Each party will provide reasonable evidence of compliance with required non-U.S. governmental authorization, registrations and the like to the other party upon request. As among the parties, ChemTrak will not be liable if any authorization is delayed, denied, revoked, restricted or not renewed; Distributor will bear all such risks and costs caused thereby.

         10.      TERM, TERMINATION, AND EFFECT OF TERMINATION.

                  a. TERM. Except as provided in Section 10(b), this Agreement and the licenses and rights granted hereunder will be effective for a term of 3 years, and shall be automatically renewed thereafter for additional 1 year periods provided that (i) Distributor has fulfilled its minimum purchase obligation agreed upon with ChemTrak on or before September 30 of each year and
(ii) the parties mutually agree to minimums for each extension year.

                  b. EARLY TERMINATION BY EITHER PARTY. Either party may terminate this Agreement upon written notice to the other party (i) if the other party commits any material breach of this Agreement which the other party fails to cure within 60 days following written notice from the non-breaching party specifying such breach; (ii) (A) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors or to a receiver or to a trustee in bankruptcy, (B) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within 60 days, or (C) the other party is adjudged bankrupt; or (iii) the other party permanently ceases to conduct business.

                  c. EARLY TERMINATION BY DISTRIBUTOR. Distributor may terminate this Agreement, upon 60 days written notice to ChemTrak, if ChemTrak consistently fails to meet requested delivery dates as specified on accepted purchase orders. Consistent failure to meet requested delivery dates shall be defined for the purposes of this Agreement as [*] past the requested and approved delivery date.

                  d. SURVIVING OBLIGATIONS. Termination or expiration of this Agreement will not (i) affect any other rights of either party which may have accrued up to the date of such termination or expiration, (ii) relieve either party of its obligations under Section 8(b) (Confidential Information) or
Section 7 (Indemnity), (iii) relieve Distributor of its obligation to pay to ChemTrak sums due prior to termination or expiration of this Agreement.


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                                       7.
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                  e. EFFECT OF TERMINATION. Upon the effective date of
termination of this Agreement for whatever reason:

                           (i) the right of Distributor to act as a sales
representative and distributor of the Product in the Exclusive Markets and in the Territory will cease and Distributor will immediately discontinue all use in the Exclusive Markets and in the Territory of ChemTrak's trade names and trademarks in connection with the Product. Distributor will return to ChemTrak all price lists, catalogs, sales literature, operating and service manuals, advertising literature and other materials relating to the Product originally provided by ChemTrak to Distributor. However, for materials produced by Distributor, Distributor will destroy such materials which relate solely to the Product. Notwithstanding the foregoing, Distributor will have the right, for a period not to exceed 180 days, to sell any Product remaining in inventory to the extent the same are not repurchased by ChemTrak pursuant to clause (ii) below or, in the event that this Agreement is terminated by Distributor pursuant to
Section 10(b) for an additional 270 days solely with respect to the fulfillment of firm standing orders as proven by documentation presented to ChemTrak;

                           (ii) in the event the Agreement either terminates at
the end of 3 years (or any extension term) or is terminated by ChemTrak pursuant to Section 10(b), if desired by ChemTrak, ChemTrak may repurchase from Distributor all of the Product (to the extent that the same are in new and original condition) then in Distributor's inventory, F.O.B. Distributor's facilities, and ChemTrak will repay to Distributor the actual price paid by Distributor to ChemTrak for such returned products less any and all amounts then owing and uncontested, for whatever reason, from Distributor to ChemTrak;

                           (iii) except to the extent of selling its remaining
inventory of Product as permitted by clause (i) above, after termination Distributor will not represent or hold itself out as being any authorized distributor or sales representative for the Product in the Exclusive Markets or in the Territory or engage in any practices which might make it appear that Distributor is still such an authorized distributor or sales representative;

                           (iv) Distributor will promptly assign or cause to be
assigned to ChemTrak, or its designee, every health registration or permit obtained pursuant to Section 5 (a)(iv). In the event such assignment is not permitted by law, Distributor will cooperate in the cancellation of such registrations and permits standing in its names and the reissuance of such registrations and permits to ChemTrak or its nominee;

                           (v) Distributor will transfer to ChemTrak at
Distributor's cost any rights it may have to any trademarks or trade names of ChemTrak; and

                           (vi) Distributor will provide to ChemTrak a copy of
its customer list for the Product including names, addresses, telephone numbers and purchase history excluding individual retail customers.




                                       8.

                  f. ChemTrak will have no obligation to Distributor by reason of the termination of this Agreement. Distributor hereby agrees not to assert any claim by reason of such termination of this Agreement. Neither party, by reason of the termination of this Agreement, will be liable to the other because of any damages, expenditure, loss of profits, or prospective profits of any kind or nature, sustained or arising out of such termination or for any investments related to the performance of this Agreement or the goodwill created in the course of the performance under this Agreement.

                  g. No termination of this Agreement will in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, or failure to perform any covenant, agreement duty or obligation contained in this Agreement. Neither party will be relieved from any obligations vested prior to the date of termination of this Agreement.

         11       GOVERNING LAW, DISPUTE RESOLUTION, VENUE AND OFFICIAL
                  LANGUAGE.

                  a. DISPUTE RESOLUTION. In the event of any dispute between the parties arising under or related to this Agreement (a "Dispute"), the presidents (or a direct assignee of each of the presidents reporting to the president) of the parties hereto will negotiate in good faith in an effort to resolve such Dispute for a period of [*] following written notification from the other party describing in reasonable detail the matter in dispute. Upon the expiration of the [*] period with the Dispute remaining unsolved, either party may proceed under Subsection (b) below.

                  b. ARBITRATION. Any Dispute not resolved pursuant to Section 11(a) and which involves only ChemTrak and Distributor and no third party shall be settled by [*] arbitration in the manner described in this Subsection. The arbitration shall be conducted pursuant to Commercial Arbitration Rules of the American Arbitration Association (the "ASSOCIATION"). Notwithstanding those rules, the following provisions shall apply to any arbitration hereunder.

                           (i) ARBITRATOR. The arbitration shall be conducted by
a panel of three arbitrators (the "PANEL"). The Panel shall be selected from a pool of retired independent U.S. federal judges to be presented to the parties by the Association.

                           (ii) PROCEEDINGS. The parties (i) acknowledge that
the issues that may arise in any Dispute may involve a number of complex matters and (ii) confirm their intention that each party will have the opportunity to conduct complete discovery with respect to all material issues involved in a Dispute. The Panel shall not award punitive damages to either party and the parties shall be deemed to have waived any right to such damages. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 11 shall be governed by the Federal Arbitration Act. The Panel shall apply the Federal Rules of Evidence to the hearing. The proceeding shall take place in San Jose, California.

                           (iii) AWARD. The Panel is empowered to award any
remedy allowed by law, including money damages, multiple damages, prejudgment interest and attorneys' fees, and to


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                                       9.
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grant final, complete, interim, or interlocutory relief, including injunctive relief but excluding punitive damages.

                           (iv) COSTS. Each party shall bear its own legal fees.
The Panel shall assess its costs, fees and expenses against the party losing the arbitration unless it believes that neither party is the clear loser, in which case the Panel shall divide its fees, costs and expenses according to its sole discretion.

                           (v) SURVIVABILITY. Any duty to arbitrate under this
Agreement shall remain in effect and enforceable after termination of the contract for any reason.

                  c. APPLICABLE LAW; ENGLISH LANGUAGE. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods. The official text of this Agreement and any Exhibit or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and no to any other translation into any other language.

         12. LIMITATION OF LIABILITY. EACH PARTY WILL ONLY BE LIABLE TO THE OTHER PARTY FOR DAMAGES THAT ARE DIRECTLY ATTRIBUTABLE TO ITS MATERIAL BREACH OF THIS AGREEMENT, OR ITS GROSSLY NEGLIGENT OR INTENTIONAL ACT OR OMISSION. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY GOODS SOLD OR DELIVERED TO DISTRIBUTOR. NOTHING IN THIS AGREEMENT WILL CREATE ANY LIABILITY OF EITHER OR BOTH PARTIES TO ANY THIRD PARTY OR PARTIES.

         13.      MISCELLANEOUS.

                  a. NO AGENCY, NO JOINT VENTURE - INDEPENDENT CONTRACTOR. Distributor will act as independent contractor under the terms of this Agreement. Distributor is not, and will not be deemed to be, employee, agent, co-venturer or legal representative of ChemTrak for any purpose. Distributor will not be entitled to enter into any contracts in the name of, or on behalf of ChemTrak, nor will Distributor be entitled to pledge the credit of ChemTrak in any way or hold itself out as having authority to do so.

                  b. ASSIGNMENT. Neither this Agreement nor any right or obligation arising hereunder may be assigned, in whole or in part, by Distributor without the prior written consent of ChemTrak; provided, however, that Distributor may assign to an Affiliate without such consent but with written notice to ChemTrak, and, additionally, ChemTrak's consent to an assignment by



                                       10.

Distributor to any successor by merger or sale of substantially all of its business units to which this Agreement relates shall not be unreasonably withheld. Any assignment or purported assignment in contravention of this
Section 13(b) will be void and of no effect.

                  c. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits hereto, set forth and constitute the final, complete and entire agreement between the parties hereto with respect to the subject matter hereof, supersede any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto and are intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized officers of both parties.

                  d. SEVERABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision will be construed or deemed amended to conform to applicable laws so as to be valid, legal and enforceable and to conform to the maximum extent possible to the intention of the parties including, without limitation, by deleting such provision.

                  e. BENEFITS OF THIS AGREEMENT. Except as expressly provided for herein, nothing in this Agreement will be construed to give to any person or entity other than Distributor and ChemTrak any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of Distributor and ChemTrak.

                  f. WAIVER. No waiver of any right under this Agreement will be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

                  g. HEADINGS. Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

                  h. NOTICES. Notices, consents and the like required or permitted hereunder will be in writing and will be sent to the addresses set forth below or to such other addresses as the parties may hereafter specify, and will be deemed given on the earlier of:

                           (i) physical delivery to a party, including confirmed
delivery by facsimile or telex; or

                           (ii) upon delivery after sending by expedited
courier.

         Copies of notices will be sent to the appropriate address as set forth below:



                                       11.

To ChemTrak:         ChemTrak Incorporated
                      929 E. Arques Avenue
                      Sunnyvale, CA U.S.A. 94086
                      Attention: President

With a copy to:      Cooley Godward Castro Huddleson & Tatum
                      Five Palo Alto Square, Suite 400
                      Palo Alto, CA 94306 U.S.A.
                      Attention: Barbara Kosacz

To Distributor:      Helena Laboratories (Canada) Ltd.
                      Unit #2
                      6725 Millcreek Drive
                      Mississauga, Ontario
                      L5N 5V3 Canada
                      Attention: Mark Thomson, President

                  i. FORCE MAJEURE. Each of the parties hereto will not be liable for any failure or delay in performance hereunder where such failure or delay is due, in whole or in pan, to any cause beyond its reasonable control, including but not limited to Acts of God, fire, flood, warfare, labor disputes or other similar catastrophic events.

                  j. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which will constitute together but one and the same document.

                  k. AUTHORITY TO ENTER INTO AND EXECUTE AGREEMENT. Each party represents and warrants to the other that they have the right and lawful authority to enter into this Agreement for the purposes herein and that there are no other outstanding agreements or obligations inconsistent with the terms and provisions hereof.

                  l. PATENT MARKING. Distributor agrees to include on the Products and on all packaging materials and Product labelling patent marking as reasonably requested by ChemTrak.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above mentioned.


CHEMTRAK INCORPORATED                     HELENA LABORATORIES (CANADA) LTD.


By:  /s/ Alene Holztman                   By: /s/ Mark Thomson
     --------------------------               -------------------------------

Title: Vice President                     Title: President
     --------------------------               -------------------------------

                                      12.

                                    EXHIBIT A

                                   DEFINITIONS

         a. "Territory" shall mean Canada.

         b. "Product" shall mean ChemTrak's CholesTrak Total Cholesterol Test as described on Exhibit B.

         c. "Product Specifications" shall mean the specifications pertaining to the Product included in Exhibit B. ChemTrak may from time to time, by written notice to Distributor, make modifications to the Product which do not materially adversely affect the performance or functionality of the Product without otherwise affecting the terms of this Agreement and without incurring any responsibility or liability to Distributor.

         d. "Sell", "Sale" or "Sold" shall mean to sell, lease, distribute, market or otherwise dispose including giveaway, and to use in connection with those activities.

         e. "Exclusive Markets" shall mean, collectively, distribution of the Product for sale to any and all brokers and wholesalers that serve chain drug and mass merchandisers, and natural and health food stores. "Exclusive Markets" expressly does not include sales to hospitals, physicians, catalogs, computer software companies, pharmaceutical companies, and Canadian government or military.

         f. "Bulk Unit" shall mean one (1) Product cassette in a sealed foil pouch with desiccant and one (1) conversion (result) card in mmols per cassette, either in English only or in both English and French, as appropriate.

         g. "Affiliate" shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership with, a party to this Agreement, where "Own" or "Ownership" means direct or indirect possession of greater than fifty (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.




                                       13.

                                    EXHIBIT B

                     PRODUCT DESCRIPTION AND SPECIFICATIONS

"Product" referred to includes one CholesTrak test cassette for total cholesterol (with result chart printed in English) in an individual foil pouch, or:

                  One CholesTrak test cassette for total cholesterol in bilingual package (with result chart printed bilingual). Artwork for package and result chart to be supplied by buyer, subject to Section 5(a)(ii).

The Product shall meet the description and be consistent with ChemTrak's Premarket Notification 510(k)s received by the FDA on February 19, 1991 and October 4, 1991, with the following performance characteristics, which will be included in a ChemTrak Certificate of Analysis accompanying each lot of Bulk Units supplied to Distributor:

TEST                                                          SPECIFICATIONS                              RESULTS
----                                                          --------------                              -------
Conversion Chart

         Assay Range                                          [*]

         Correlation with Reference Method
         Slope                                                [*]
         Correlation Coefficient (r(2))                          [*]

Whole Blood Accuracy and Precision Test

         Accuracy (Estimated % Bias in mg/dL
         based on NCCLS Document EP9-T)
         at Low Level (190+/-15 mg/dL)                        within [*] bias
         at Medium Level (250+/-15 mg/dL)                     within [*] bias
         at High Level (350+/-15 mg/dL)                       within [*] bias

         Precision
         at Low Level (190+/-15 mg/dL)                        Not more than [*]
         at Medium Level (250+/-15 mg/dL)                     Not more than [*]
         at High Level (350+/-15 mg/dL)                       Not more than [*]

Reliability
(After 5 - 7 days at 37(degree)C/95%RH)                       [*]





-------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       14.

TEST                                                          SPECIFICATIONS                              RESULTS
----                                                          --------------                              -------
Microbial                                                     Wicking Buffer
                                                              shows no growth
                                                              after [*] .

Pull Force                                                    Not more than [*]

Functional Failures                                           Not more than [*]


-------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




                                       15.

                                    EXHIBIT C

                                 ORDER FORECAST
                               (IN '000S OF UNITS)

Month 1                                [*]
Month 2
Month 3
Month 4                                [*]
Month 5
Month 6
Month 7                                [*]
Month 8
Month 9
Month 10                               [*]
Month 11
Month 12



-------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       16.

                                    EXHIBIT D

                               CHEMTRAK TRADEMARKS

                                 CholesTrak(TM)






                                       17.